UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012 (June 15, 2012)

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

900 North West 63rd Street, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)

(405) 935-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Facility

On June 15, 2012, in connection with the closing of the GIP Acquisition (as defined below) described in Item 5.01 of this Current Report, Chesapeake Midstream Partners, L.P. (the “Partnership”) entered into the Second Amendment to Amended and Restated Credit Agreement, dated as of June 15, 2012 (the “Credit Facility Amendment”), among the Partnership, Chesapeake MLP Operating, L.L.C. (“MLP Operating”), as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, The Royal Bank of Scotland, plc, as Syndication Agent, Bank of Montreal, Compass Bank and the Bank of Nova Scotia, as Co-Documentation Agents, and the other lenders as parties thereto.

The Credit Facility Amendment modifies the Partnership’s senior secured revolving credit facility to, among other things, (i) accommodate the fact that, following the closing of the GIP Acquisition, certain entities affiliated with Global Infrastructure Investors II, LLC (the “GIP II Entities”) own 50% of Chesapeake Midstream Ventures, L.L.C. (“CMV”), the sole member of Chesapeake Midstream GP, L.L.C. (the “General Partner”), the general partner of the Partnership, and (ii) make other changes related thereto. The Amendment also increases the sublimit applicable to letters of credit issued under the credit facility from $50 million to $200 million and increases the cross default threshold applicable to defaults under other indebtedness of the Partnership from $15 million to $50 million of outstanding principal amount of such other indebtedness. The Amendment does not increase the $1.0 billion revolving commitment that the Partnership may from time to time request under the credit facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Letter Agreement Regarding Transition Services

On June 15, 2012, in connection with the closing of the GIP Acquisition (as defined below), the Partnership, the General Partner, Chesapeake Energy Corporation (“Chesapeake”), certain of Chesapeake’s affiliates and certain entities managed by Global Infrastructure Management, L.L.C. (the “GIP I Entities”, and together with the GIP II Entities, the “GIP Entities”) entered into a Letter Agreement (the “Letter Agreement”) regarding the terms on which Chesapeake will provide certain transition services to the General Partner and the Partnership following the GIP Acquisition. Among other things, the Letter Agreement generally provides for (i) the continuation until December 31, 2013 of the general and administrative services currently provided by Chesapeake to the General Partner and the Partnership under the Amended and Restated Services Agreement dated August 3, 2010 by and among Chesapeake Midstream Management, L.L.C. (“Midstream Management”), Chesapeake Operating, Inc. (“COI”), the General Partner, the Partnership and MLP Operating, and (ii), until December 31, 2012, which date may be extended to March 31, 2013 by the General Partner, the continuing secondment to the General Partner, pending any transfer to the General Partner, of certain personnel of Midstream Management that perform services for the General Partner and the Partnership pursuant to the Amended and Restated Employee Transfer Agreement dated August 3, 2010 by and among Chesapeake, Midstream Management, the General Partner and MLP Operating, the Amended and Restated Employee Secondment Agreement dated August 3, 2010 by and among Chesapeake, Midstream Management, the General Partner, COI and MLP Operating, and the Amended and Restated Shared Services Agreement dated August 3, 2010 by and among Chesapeake, the General Partner, MLP Operating, GIP-A Holding (CHK), L.P., GIP-B Holding (CHK) L.P. and GIP-C Holding (CHK), L.P.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement filed as Exhibit 10.2 to this Current Report and incorporated into this Item 1.01 by reference. For more information regarding the terms upon which Chesapeake currently provides general and administrative services and personnel to the Partnership, please read Item 13 “Certain Relationships and Related Transactions and Director Independence – Services Agreement”; “– Employee Secondment Agreement”; “– Employee Transfer Agreement”; and “– Shared Services Agreement” in the Partnership’s annual report on Form 10-K, filed with the Securities and Exchange Commission on February 29, 2012 (the “2011 Form 10-K”), which descriptions are incorporated into this Item 1.01 by reference.

Section 5 – Corporate Governance and Management

Item 5.01	Changes in Control of Registrant

GIP Acquisition

On June 15, 2012, the GIP II Entities acquired from Chesapeake Midstream Holdings, L.L.C. (“Midstream Holdings”), a wholly owned subsidiary of Chesapeake, Midstream Holdings’ 50% equity interest in CMV, the sole member of the General Partner, and 28,099,946 subordinated units of the Partnership (such transaction, the “GIP Acquisition”) for cash consideration of $1.0 billion. As a result of the GIP Acquisition, the GIP II Entities own 50% of the outstanding membership interests in CMV, the sole member of the General Partner. The remaining 50% of the outstanding membership interests of CMV continue to be owned by the GIP I Entities, and except as described in the following paragraph, the members of the Board of Directors of the General Partner (the “Board”) will consist of one or more designees of the GIP II Entities and one or more designees of the GIP I Entities.

Investor Rights Agreement

In connection with the closing of the GIP Acquisition, CMV, Midstream Holdings and the GIP Entities entered into an Investor Rights Agreement dated as of June 15, 2012 (the “Investor Rights Agreement”), pursuant to which Midstream Holdings has the right to designate one member of the Board until the earlier of (i) the acquisition by one or more GIP II Entities of the remaining common and subordinated units of the Partnership owned by Midstream Holdings in accordance with that certain Purchase Agreement dated as of June 7, 2012 (the “Second Purchase Agreement”) by and among Midstream Holdings and GIP II Eagle 4 Holding, L.P., which acquisition is anticipated to occur on or before June 29, 2012, (ii) the termination of the Second Purchase Agreement in certain circumstances, (iii) the date on which Chesapeake and its affiliates own less than 5% of the outstanding common and subordinated units of the Partnership and (iv) June 15, 2015. Midstream Holdings’ designee to the Board is Domenic J. Dell’Osso, Jr., who has served as a director of the General Partner since May 21, 2011.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement filed as Exhibit 10.3 to this Current Report and incorporated into this Item 5.01 by reference.

Management Rights Agreement

In connection with the closing of the GIP Acquisition, the Partnership, the General Partner, MLP Operating, CMV, the GIP II Entities and GIP II-B Eagle AIV, L.P. (the “Managing Fund”), an affiliate of the GIP II Entities, entered into a Management Rights Agreement dated as of June 15, 2012 (the “Management Rights Agreement”), pursuant to which the Managing Fund may exercise the GIP II Entities’ right to appoint members of the Board. The Management Rights Agreement also provides the Managing Fund the right, among other things, to access the books and records of, and consult with management of, the Partnership and the General Partner.

The foregoing description of the Management Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Rights Agreement filed as Exhibit 10.4 to this Current Report and incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2012, in connection with the closing of the GIP Acquisition, Aubrey K. McClendon resigned as a director of the General Partner effective immediately.

Also on June 15, 2012, William J. Brilliant was appointed to the Board effective immediately. Mr. Brilliant is a principal of the management company of the GIP Entities (“GIP”) and is the GIP II Entities’ current designee to the Board.

Officers or employees of GIP who also serve as directors of the General Partner do not receive additional compensation for their service as a director of the General Partner. Accordingly, Mr. Brilliant will not receive additional compensation for his service as a director of the General Partner. Mr. Brilliant will be indemnified by the Partnership pursuant to the First Amended and Restated Agreement of Limited Partnership of the Partnership, for actions associated with being a director to the fullest extent permitted under Delaware law.

Mr. Brilliant has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through his employment with GIP. For relationships between the Partnership, the General Partner, GIP and its affiliates, please read Item 13 “Certain Relationships and Related Transactions and Director Independence” in the 2011 Form 10-K, which is incorporated into this Item 5.02 by reference.

Section 8 – Other Events

Item 8.01	Other Events.

In connection with the closing of the GIP Acquisition, the Partnership entered into an Amendment to Omnibus Agreement dated as of June 15, 2012 (the “Omnibus Agreement Amendment”) by and among Midstream Holdings, CMV and the Partnership that amends the Omnibus Agreement dated August 3, 2010 by and among such parties to reflect the GIP Entites’ ownership of CMV following the GIP Acquisition. The foregoing description of the Omnibus Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Agreement Amendment filed as Exhibit 10.5 to this Current Report and incorporated into this Item 8.01 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

By:	Chesapeake Midstream GP, L.L.C., its general partner

By:	/s/ David C. Shiels

David C. Shiels Chief Financial Officer

Dated: June 20, 2012

EXHIBIT INDEX

10.1	Second Amendment to Amended and Restated Credit Agreement among Chesapeake MLP Operating, L.L.C., as the Borrower, Chesapeake Midstream Partners, L.P., as Parent, Wells Fargo Bank, National Association, as Administrative Agent, The Royal Bank of Scotland, plc, as Syndication Agent, Bank of Montreal, Compass Bank and the Bank of Nova Scotia, as Co-Documentation Agents, and the other Lenders as parties thereto, dated as of June 15, 2012

10.2	Letter Agreement by and among Chesapeake Midstream GP, L.L.C, Chesapeake Midstream Partners, L.P., Chesapeake MLP Operating, L.L.C., Chesapeake Midstream Management, L.L.C., Chesapeake Operating, Inc., GIP-A Holding (CHK), L.P., GIP-B Holding (CHK), L.P. and GIP-C Holding (CHK), L.P., dated June 15, 2012

10.3	Investor Rights Agreement by and among Chesapeake Midstream Ventures, L.L.C., Chesapeake Midstream Holdings, L.L.C., GIP-A Holding (CHK), L.P., GIP-B Holding (CHK), L.P., GIP-C Holding (CHK), L.P., GIP II Eagle 1 Holding, L.P., GIP II Eagle 2 Holding, L.P., GIP II Eagle 3 Holding, L.P. and GIP II Eagle 4 Holding, L.P., dated June 15, 2012 (incorporated by reference to Exhibit 1.3 to the Amendment No.2 to Schedule 13D dated June 19, 2012 filed by Chesapeake Energy Corporation)

10.4	Management Rights Agreement by and among GIP II-B Eagle AIV 1, L.P., GIP II Eagle 1 Holding, L.P., GIP II Eagle 2 Holding, L.P., GIP II Eagle 3 Holding, L.P., Chesapeake Midstream Ventures, L.L.C., Chesapeake Midstream GP, L.L.C., Chesapeake Midstream Partners, L.P. and Chesapeake MLP Operating, L.L.C., dated June 15, 2012

10.5	Amendment to Omnibus Agreement by and among Chesapeake Midstream Holdings, L.L.C., Chesapeake Midstream Ventures, L.L.C. and Chesapeake Midstream Partners, L.P., dated June 15, 2012